UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2017

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192
333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163
1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405) or Rule 12b-2 under the Exchange Act (§240.12b-2).

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ]	Louisville Gas and Electric Company

Section 2 - Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
and
Section 8 - Other Events
Item 8.01 Other Events
On June 1, 2017, the County of Trimble, Kentucky (the "Issuer") issued $60,000,000 aggregate principal amount of its Environmental Facilities Revenue Refunding Bonds, 2017 Series A (Louisville Gas and Electric Company Project) (the "Issuer Bonds") on behalf of Louisville Gas and Electric Company ("LG&E"). The proceeds of the Issuer Bonds are being used to pay and discharge $60,000,000 in outstanding principal amount of Environmental Facilities Revenue Refunding Bonds, 2007 Series A (Louisville Gas and Electric Company Project) previously issued by the Issuer on behalf of LG&E to refinance certain air and water pollution control facilities and solid waste disposal facilities (the "Project") owned by LG&E. The Issuer Bonds mature on June 1, 2033 and are subject to mandatory purchase on any date on which the Issuer Bonds are converted to a different interest rate mode, as described below.

The Issuer Bonds were issued under an Indenture of Trust, dated as of June 1, 2017 (the "Indenture"), by and between the Issuer and U.S. Bank National Association, as trustee (the "Issuer Bond Trustee"). The Issuer has loaned the proceeds of the Issuer Bonds to LG&E pursuant to a Loan Agreement dated as of June 1, 2017 between LG&E and the Issuer (the "Loan Agreement"). Pursuant to the Loan Agreement, LG&E is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal or redemption price and interest on the Issuer Bonds.

To secure its obligations to make payments with respect to the Issuer Bonds, LG&E has delivered to the Issuer Bond Trustee its First Mortgage Bonds, Collateral Series 2017TCA (the "Company Mortgage Bonds"), in each case, issued pursuant to LG&E's Indenture, dated as of October 1, 2010, to The Bank of New York Mellon, as trustee, as supplemented by Supplemental Indenture No. 6 ("Supplemental Indenture No. 6") dated as of May 15, 2017 (the "2010 Indenture"). The principal amount, maturity date and interest rate provisions of the Company Mortgage Bonds correspond to the principal amount and maturity date of, and the interest rates on, the Issuer Bonds. So long as LG&E makes the required payments under the Loan Agreement, it will not be obligated to make additional payments on the Company Mortgage Bonds.

The Issuer Bonds were issued bearing interest at a long term rate of 3.75% per annum. Interest on the Issuer Bonds will be payable on each June 1 and December 1, commencing December 1, 2017. The Issuer Bonds will be subject to optional redemption on and after June 1, 2027, as described below. The method of determining the interest rate on the Issuer Bonds may be converted from time to time on or after June 1, 2027 at LG&E's option in accordance with the Indenture to a daily rate, a weekly rate, a semi-annual rate, an annual rate, a long term rate, rates based on a London Interbank Offered (LIBOR) rate, a term rate based on the Securities Industry and Financial Markets Association Municipal Swap Index or an agreed flexible rate determined by a remarketing agent based on prevailing market conditions. The Issuer Bonds will continue to bear interest at the long term rate until a conversion to another interest rate mode or until maturity or redemption of the Issuer Bonds.

On any date on or after June 1, 2027, the Issuer Bonds are subject to optional redemption at the option of the Issuer upon the written direction of LG&E, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date. The optional redemption provisions may be changed in connection with a conversion to a different interest rate mode. The Issuer Bonds are also subject to extraordinary optional redemption at a redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date upon the exercise by LG&E of an option under the Loan Agreement to prepay the loan upon the occurrence of certain events, including specified damage to or destruction of the Project, condemnation of the Project, certain changes in law rendering the Loan Agreement void or unenforceable or an order requiring cessation of a substantial part of LG&E's operations at the generating station served by the Project that would prevent LG&E from carrying on its normal operations at such station for a period of six months. As a result of a letter agreement between the Issuer and LG&E, dated as of June 1, 2017, LG&E has agreed that it will not, prior to the earliest of the change to a different long term rate period, the conversion to a different interest rate mode or the maturity of the

Issuer Bonds, exercise the rights under the Loan Agreement it would otherwise have to redeem the Issuer Bonds under certain circumstances, including the imposition of unreasonable burdens or excessive liabilities upon LG&E with respect to the Project or changes in the economic availability of materials or supplies necessary for the efficient operation of the generating station served by the Project. The Issuer Bonds are also subject to mandatory redemption upon a determination that the interest on the Issuer Bonds would be included in the gross income of the owners thereof for federal income tax purposes. Any such mandatory redemption would be at a redemption price of 100% of the principal amount thereof, without redemption premium, plus accrued interest, if any, to the redemption date.

The Loan Agreement, Supplemental Indenture No. 6 and the Officer's Certificate under the 2010 Indenture relating to the Company Mortgage Bonds are filed with this report as Exhibits 4(a), 4(b) and 4(c), respectively.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
4(a)	Loan Agreement dated as of June 1, 2017 between Louisville Gas and Electric Company and the County of Trimble, Kentucky
4(b)	Supplemental Indenture No. 6, dated as of May 15, 2017, of Louisville Gas and Electric Company to The Bank of New York Mellon, as Trustee
4(c)	Officer's Certificate, dated June 1, 2017, pursuant to Section 201 and Section 301 of the Indenture, dated as of October 1, 2010, of Louisville Gas and Electric Company to The Bank of New York Mellon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller
LG&E AND KU ENERGY LLC

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Kent W. Blake
Kent W. Blake Chief Financial Officer

Dated:  June 1, 2017